Schedule A

to

Management Agreement

for

J.P. Morgan Exchange-Traded Fund Trust

Fee Rates

(Amended as of May 12, 2022)

Name	Fee Rate
JPMorgan Active Growth ETF**	0.44%
JPMorgan Active Value ETF*	0.44%
JPMorgan ActiveBuilders Emerging Markets Equity ETF*	0.33%
JPMorgan ActiveBuilders International Equity ETF*	0.25%
JPMorgan ActiveBuilders U.S. Large Cap Equity ETF*	0.17%
JPMorgan BetaBuilders Canada ETF	0.19%
JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF	0.19%
JPMorgan BetaBuilders Europe ETF	0.09%
JPMorgan BetaBuilders International Equity ETF	0.07%
JPMorgan BetaBuilders Japan ETF	0.19%
JPMorgan BetaBuilders MSCI US REIT ETF	0.11%
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF	0.07%
JPMorgan BetaBuilders U.S. Small Cap Equity ETF	0.09%
JPMorgan Carbon Transition U.S. Equity ETF	0.15%
JPMorgan Climate Change Solutions ETF*	0.49%
JPMorgan Core Plus Bond ETF	0.40%
JPMorgan Corporate Bond Research Enhanced ETF	0.14%
JPMorgan Diversified Return Emerging Markets Equity ETF	0.44%
JPMorgan Diversified Return International Equity ETF	0.37%
JPMorgan Diversified Return U.S. Equity ETF	0.18%
JPMorgan Diversified Return U.S. Mid Cap Equity ETF	0.24%
JPMorgan Diversified Return U.S. Small Cap Equity ETF	0.29%
JPMorgan Equity Premium Income ETF	0.35%
JPMorgan High Yield Research Enhanced ETF	0.24%
JPMorgan Income ETF*	0.40%
JPMorgan International Bond Opportunities ETF	0.50%
JPMorgan International Growth ETF*	0.55%
JPMorgan Municipal ETF	0.18%

A-1

JPMorgan Nasdaq Equity Premium Income ETF**	0.35%
JPMorgan Short Duration Core Plus ETF	0.33%
JPMorgan Social Advancement ETF**	0.49%
JPMorgan Sustainable Consumption ETF**	0.49%
JPMorgan Sustainable Infrastructure ETF**	0.49%
JPMorgan U.S. Aggregate Bond ETF	0.07%
JPMorgan U.S. Dividend ETF	0.12%
JPMorgan U.S. Minimum Volatility ETF	0.12%
JPMorgan U.S. Momentum Factor ETF	0.12%
JPMorgan U.S. Quality Factor ETF	0.12%
JPMorgan U.S. Value Factor ETF	0.12%
JPMorgan Ultra-Short Income ETF	0.18%
JPMorgan Ultra-Short Municipal Income ETF	0.18%
JPMorgan USD Emerging Markets Sovereign Bond ETF	0.39%

*	Initial term continues until February 28, 2023
**	Initial term continues until October 31, 2023

(signatures on following page)

A-2

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:	/s/ Timothy J. Clemens
Name:	Timothe J. Clemens
Title:	Treasurer

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director

A-3